Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Loretta Best as the undersigned's true and lawful authorized representative and attorney-in-fact to execute for and on behalf of the undersigned and to file with the United States Securities and Exchange Commission and any other authority any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules promulgated thereunder.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the earlier of (i) undersigned is no longer required to file any Schedule 13D or 13G or (ii) the attorney-in-fact is no longer employed by Radcliffe Capital Management, L.P., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 30, 2021.

/s/Christopher Hinkel
Signature

Christopher Hinkel
Name